UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio		44115
(Address of Principal Executive Offices)		(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In connection with the sale of $700,000,000 aggregate principal amount of 1.35% senior notes due 2017 and $300,000,000 aggregate principal amount of 4.00% senior notes due 2042 by The Sherwin-Williams Company (the “Company”), the Company is filing herewith the following exhibits to its Registration Statement on Form S-3 (File No. 333-163747):

1. Underwriting Agreement, dated as of December 4, 2012, by and among the Company and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, acting as representatives of the several underwriters named therein.

2. Form of Second Supplemental Indenture by and between the Company and The Bank of New York Mellon, as Trustee (including Form of Note).

3. Form of Third Supplemental Indenture by and between the Company and The Bank of New York Mellon, as Trustee (including Form of Note).

4. Opinion of Jones Day.

5. Ratio of Earnings to Fixed Charges.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of December 4, 2012, by and among the Company and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, acting as representatives of the several underwriters named therein.

4.1	Form of Second Supplemental Indenture by and between the Company and The Bank of New York Mellon, as Trustee (including Form of Note).

4.2	Form of Third Supplemental Indenture by and between the Company and The Bank of New York Mellon, as Trustee (including Form of Note).

5.1	Opinion of Jones Day.

12.1	Ratio of Earnings to Fixed Charges.

23.1	Consent of Jones Day (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

December 7, 2012	By:	/s/ S. P. Hennessy
S. P. Hennessy
Senior Vice President – Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of December 4, 2012, by and among the Company and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, acting as representatives of the several underwriters named therein.

4.1	Form of Second Supplemental Indenture by and between the Company and The Bank of New York Mellon, as Trustee (including Form of Note).

4.2	Form of Third Supplemental Indenture by and between the Company and The Bank of New York Mellon, as Trustee (including Form of Note).

5.1	Opinion of Jones Day.

12.1	Ratio of Earnings to Fixed Charges.

23.1	Consent of Jones Day (included in Exhibit 5.1).

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